AMENDMENT NO. 7 TO CREDIT AGREEMENT This AMENDMENT NO. 7 TO CREDIT AGREEMENT (this “Amendment”), dated as of April 9, 2018, is entered into by and among EBIX, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto as guarantors (the “Guarantors” and collectively with the Borrower, the “Credit Parties”) under the Credit Agreement (defined below), each Lender (as defined below) that is a party hereto and REGIONS BANK, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent. RECITALS WHEREAS, the Borrower, the Administrative Agent and certain banks and other financial institutions (the “Lenders”) are parties to that certain Credit Agreement, dated as of August 5, 2014 (as amended hereby, as amended by that certain Amendment No. 1 to Credit Agreement and Waiver dated as of February 3, 2015, as further amended by that certain Amendment No. 2 to Credit Agreement dated as of June 17, 2016, as further amended by that certain Amendment No. 3 to Credit Agreement and Waiver dated as of October 19, 2017, as further amended by that certain Amendment No. 4 to Credit Agreement and Waiver dated as of November 3, 2017, as further amended by that certain Amendment No. 5 to Credit Agreement (Incremental Increase) dated as of November 3, 2017, as further amended by that certain Amendment No. 6 to Credit Agreement dated as of February 21, 2018, and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended a revolving credit facility and term loan facility to the Borrower; WHEREAS, the Borrower has advised that the Borrower and/or certain of its Subsidiaries intend to acquire all of the Equity Interests of Centrumdirect Limited, an unlisted public company incorporated under the Companies Act, 1956, and having its registered office at Centrum House, CST Road, Viidyanagari Marg, Kalina, Santacruz (East), Mumbai, Maharashtra- 400098, India (the “Proposed Acquisition”), and in connection with the Proposed Acquisition intend to incur certain Indebtedness in the form of unsecured convertible notes; WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement, as more particularly set forth below, and the Lenders party hereto are willing to effect such amendments, as provided in, and on the terms and conditions contained in, this Amendment; NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement, as amended by this Amendment. 2. Amendments to Credit Agreement. Subject to the terms and conditions hereof and with effect from and after the Effective Date (defined below), Section 8.1(r) of the Credit Agreement is hereby amended by deleting the reference to “$250,000,000” contained therein and replacing such reference with “$300,000,000” in lieu thereof. 3. Representations and Warranties. The Borrower and each of the other Credit Parties, by its execution of this Amendment, hereby represents and warrants to the Administrative Agent and the Lenders as follows: 95538250_2

(a) the execution, delivery and performance by each Credit Party of this Amendment have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) violate in any material respect the terms of any of the Credit Parties’ Organizational Documents; (ii) except as could not reasonably be expected to have a Material Adverse Effect, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any other Contractual Obligations of any Credit Party, (iii) result in or require the creation of any Lien upon any of the properties or assets of any Credit Party (other than Liens created under any of the Credit Documents in favor of the Collateral Agent for the benefit of the holders of the Obligations), or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any material Contractual Obligation of any Credit Party; (b) this Amendment has been duly executed and delivered by each Credit Party, and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by Debtor Relief Laws or by equitable principles relating to enforceability; (c) the representations and warranties of each Credit Party contained in Section 6 of the Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the Effective Date and after giving effect to this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in Sections 6.7(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.1(b) and (a) of the Credit Agreement, respectively; and (d) after the effectiveness of this Amendment on the Effective Date, no Default has occurred and is continuing. 4. Effectiveness; Conditions Precedent. The effectiveness of this Amendment and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent (the date of such satisfaction, the “Effective Date”): (a) the Administrative Agent shall have received, in form and substance reasonably acceptable to the Administrative Agent, counterparts of this Amendment, duly executed by each Credit Party, the Administrative Agent, and the Required Lenders; (b) each of the representations and warranties set forth in Section 3 above is true and correct in all material respects (or, with respect to any such representation or warranty modified by a materiality or Material Adverse Effect standard, in all respects (taking into account such materiality or Material Adverse Effect standard)); (c) after giving effect to this Amendment, as of the Effective Date, no Default or Event of Default shall have occurred and be continuing; and (d) all fees and expenses payable to the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses). 5. Reaffirmation. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Credit Documents, as amended 2 100896230_2 hereby, and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Credit Party’s obligations under the Credit Documents. 6. Miscellaneous. (a) Nothing in this Amendment is intended (or shall be construed) to constitute the consent of the Administrative Agent or any Lender to any other transaction or the waiver by the Administrative Agent or any Lender of any Default or Event of Default, except as expressly provided herein. (b) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and each other Credit Document are and shall remain in full force and effect. All references in any Credit Document to the “Credit Agreement” or “this Agreement” (or similar terms intended to reference the Credit Agreement) shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement. (c) This Amendment shall be binding upon and inure to the benefit of the parties hereto, each other Lender and each other Credit Party, and their respective successors and assigns. (d) THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 11.13 AND 11.14 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL. (e) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective upon satisfaction of the conditions set forth in Section 4 hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended except in accordance with the provisions of Section 11.4 of the Credit Agreement. (f) If any provision of this Amendment or the other Credit Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Credit Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (g) The Borrower agrees to pay, in accordance with and subject to the limitations in Section 11.2 of the Credit Agreement, all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution, delivery, administration of this Amendment and the other instruments and documents to be delivered hereunder. 3 100896230_2

(h) This Amendment shall constitute a “Credit Document” under and as defined in the Credit Agreement. [Signature Pages Follow.] 4 100896230_2